UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  01/28/2005

Atmospheric Glow Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-11591

DE	62-1647888
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

924 Corridor Park Boulevard, Knoxville, TN 37932
(Address of Principal Executive Offices, Including Zip Code)

865-777-3776
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On January 28, 2005, Atmospheric Glow Technologies, Inc. ("AGT") entered into an agreement whereby an entity was engaged to identify potential investors, lenders or strategic partners to invest in, lend to or enter into a transaction with AGT. Such entity will receive a nonrefundable $25,000 fee and if a transaction in entered into as a result of their efforts will receive fees based upon the size and type of transaction. The agreement has an initial term of six months and continues thereafter from month to month unless terminated. Fess are payable for transactions entered into within 18 months after termination.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Atmospheric Glow Technologies, Inc.

Date: February 03, 2005.	By:	/s/ Thomas W. Reddoch
Thomas W. Reddoch
Chief Executive Officer